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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in U.S. Global Accolade Funds' Registration Statement on Form N-1A, Post-Effective Amendment No. 12 (the "Registration Statement"), of our report dated July 19, 1996 included in the June 30, 1996 Annual Report of The Leeb Personal Finance Fund of the Leeb Personal Finance Investment Trust, and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen, LLP

Cincinnati, Ohio
October 30, 1997